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                                                                  EXHIBIT 10.43


                             SUPPLEMENTAL AGREEMENT

     SUPPLEMENTAL AGREEMENT dated as of August 16, 1996 between Ambassador Apartments, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), and Five Arrows Realty Securities L.L.C., a limited liability company organized under the laws of the State of Delaware (the "Investor"), for the benefit of the Investor and any subsequent registered holder of Preferred Shares (as hereinafter defined).

     WHEREAS, pursuant to the Investment Agreement (as defined below) the Company has agreed to issue the Preferred Shares (as defined herein) to the Investor, and the Investor has agreed to purchase, acquire and accept the Preferred Shares from the Company (the "Investment").

     WHEREAS, the parties hereto desire to set forth their understanding with respect to certain terms of the Investment and the Preferred Shares.

     NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.

          As used in this Supplemental Agreement, the following capitalized terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, (a) any member of the Immediate Family of such Person or a trust established for the benefit of such member, (b) any beneficiary of a trust described in (a), (c) any Entity which, directly or indirectly though one or more intermediaries, is deemed to be the beneficial owner of 25% or more of the voting equity of such Person for the purposes of Section 13(d) of the Exchange Act, (d) any officer of such Person or any member of the Board of Directors of such Person, other than, in the case of the Company, a Preferred Director (as such term is defined in the Certificate of Designation) or (e) any Entity which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, including such Person or Persons referred to in the preceding clauses (a) or (d); provided, however, that none of the Investor, its partners, members or Affiliates shall be considered an Affiliate of the Company or the Partnership or any of their Subsidiaries for purposes of this Agreement.

     "Certificate of Designation" means the Articles Supplementary classifying 1,351,351 shares of preferred stock as Class A Senior Cumulative Convertible Preferred Stock of the Company and 1,351,351 shares of excess stock, par value $.01 per share, as Excess Class A Preferred Stock of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor statute thereto.





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     "Common Stock" means the shares of the common stock, par value $.01 per share, of the Company.

     "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, cooperative or association.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Immediate Family" means, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law, stepchildren, sons-in-law and daughters-in-law.

     "Investment Agreement" means the Investment Agreement, dated as of August 15, 1996 among the Company, the Partnership and the Investor.

     "Issuance Date" means the date of original issuance of the Preferred
Shares.

     "Partnership" means Ambassador Apartments, L.P., a Delaware limited partnership.

     "Person" means any individual or Entity.

     "Preferred Shares" means the shares of the Company designated in the Certificate of Designation as Class A Senior Cumulative Convertible Preferred Stock.

     "REIT" means a real estate investment trust described in Code Section 856.

     "Subsidiary" of any Person or Entity means an Entity in which such Person or Entity has the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation or the trustees of a real estate investment trust, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over such Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust other than a real estate investment trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

     2.   REIT Status.

          So long as any Preferred Shares remain outstanding, the Company will continue to qualify as a REIT.




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     3.   Maintenance of Listing of Shares of Common Stock.

          The Company shall, prior to August 31, 1996, make an application to list the Common Stock issuable upon the conversion of the Preferred Shares on the New York Stock Exchange (the "NYSE"). The Company shall use its best efforts to keep the Common Stock listed on the NYSE. If, notwithstanding its exercise of its reasonable best efforts, the Common Stock fails to be listed on the NYSE, the Company shall, at its own expense, cause the Common Stock to be listed or admitted to trading on the NASDAQ National Market System.

     4.   Repurchase of Preferred Shares or Common Stock.

          So long as the Investor or an Affiliate of the Investor, or one of their respective members or partners, is the holder of (i) six hundred seventy-five thousand six hundred seventy-five (675,675) or more Preferred Shares or (ii) an amount of Preferred Shares which if converted into shares of Common Stock would exceed five (5) percent of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company or the Partnership), the Company shall not repurchase any shares of Common Stock or Preferred Shares at a price which is greater than the market price for such Common Stock or Preferred Shares except pursuant to an agreement listed in
Schedule 1 hereto.

     5.   Affiliate Transactions.

          So long as the Investor or an Affiliate of the Investor, or one of their respective members or partners, is the holder of (i) six hundred seventy-five thousand six hundred seventy-five (675,675) or more Preferred Shares or (ii) an amount of Preferred Shares which if converted into shares of Common Stock would exceed five (5) percent of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company or the Partnership), the Company and the Partnership will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, enter into any transaction or series of transactions (including, without limitation, the sale, purchase, exchange or lease of any assets or properties or the rendering of any services) with any Affiliate (other than among the Company, the Partnership or their respective Subsidiaries) (an "Affiliate Transaction") unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company, the Partnership or their respective Subsidiaries, as the case may be, than would available in a comparable transaction in arm's-length dealings with an unrelated third party and (ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1,000,000, the Company delivers a certificate, certified by an officer of the Company, to the Investor certifying that such transaction or series of related transaction complies with clause (i) above and such transaction or series of related transactions has received the approval of a majority of the disinterested members of the Board of Directors of the Company; provided, however, that such provision shall not apply to any transaction arising out of any agreement existing on the date hereof or any transaction in which all holders of any class or series of outstanding capital stock of the Company have the right to participate on a pro rata basis.




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     6.   Change in Nature of Business.

          So long as the Investor or any Affiliate of the Investor is the holder of (i) 675,675 or more Preferred Shares or (ii) an amount of Preferred Shares which if converted into shares of Common Stock would exceed 5% of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company or the Partnership), the Company and the Partnership will not, without the prior written consent of the Investor, cease to be primarily in the business of owning and managing multi-family properties directly or through subsidiaries, as carried on as of the date hereof and described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the quarterly period ended March 31, 1996.

     7.   Committees.

          At least one Preferred Director (as defined in the Certificate of Designation), as determined by the holders of a majority of the outstanding Preferred Shares shall be designated as a member of each Committee of the Board of Directors of the Company.

     8.   Indemnification and Insurance of Directors.

          The Company shall not amend, or permit the amendment, of the Charter or By-Laws of the Company so as to limit the right to indemnification provided to any present or future member or members of the Board of Directors of the Company elected by the holders of the Preferred Stock so long as the Investor or any Affiliate of the Investor is the holder of (i) 675,675 or more Preferred Shares or (ii) an amount of Preferred Shares which if converted into shares of Common Stock would exceed 5% of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company or the Partnership), and shall obtain and maintain directors' and officers' reimbursement and liability insurance in the name of each Preferred Director in an amount not less than the amount provided to other outside directors of the Company or less than the amount of the current policy therefor; provided that such directors supply the information required by the Company's insurance carrier and meet the qualifications established by such carrier, if any, which shall not be more burdensome than those of the Company's current policy.

     9.   Inspection Rights.

          So long as the Investor or any Affiliate of the Investor is the holder of (i) 675,675 or more Preferred Shares or (ii) an amount of Preferred Shares which if converted into shares of Common Stock would exceed 5% of the Common Stock on a fully diluted basis (determined on the basis of then convertible, exercisable or exchangeable securities, warrants or options issued by the Company or the Partnership), the Company shall permit, and cause the Partnership and each of their respective Subsidiaries to permit, the Investor or any agents or representatives thereof to examine and inspect the books and records of the Company and




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the Partnership and take copies and extracts therefrom on reasonable prior notice and at reasonable times and during normal business hours. Any such information obtained by the Investor or any such agents or representatives shall be Evaluation Material as such term is used in the Investment Agreement, and the Investor and any such agents or representatives shall be bound by the provisions set forth in Section 10.5 of the Investment Agreement with respect thereto.

     10.  Reservation of Shares

          The Company will continue to maintain as reserved those shares of Common Stock reserved in accordance with Section 4.6 of the Investment Agreement, for purposes of conversion of the Preferred Shares and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock in accordance herewith and therewith.

     11.  Preferred SharesSection 6.2   Preferred Shares .

          So long as any Preferred Shares remain outstanding, the Company shall comply with all terms of the Preferred Shares, as provided for in the Certificate of Designation, and shall take no action, nor permit any action to be taken, which would adversely affect the rights, powers and preferences of the Preferred Shares or the holders thereof in their capacity as such, in each case as set forth in the Certificate of Designation, other than as permitted by the Certificate of Designation.

     12.  Election of Directors.

          Until such time as the Investor has either (x) transferred more than 50% of the Preferred Shares to a non-Affiliate third party or (y) converted more than 50% of the Preferred Shares into Common Stock, the Investor agrees, and prior to the transfer of any Preferred Shares to a third party will require such third party (and to cause its tranferees) to agree that it, and that it will cause any member of a group (as such term is used in Section 13(d)(2) of the Exchange Act) in which it is also a member (i) with respect any Preferred Shares and any Common Stock owned by such person or any member of a group (as such term is used in Section 13(d)(2) of the Exchange Act) that includes such person, not to nominate any person for election to the Board of Directors of the Company (other than as a Preferred Director, as such term is defined in the Certificate of Designation), and (ii) in any election of the members of the Board of Directors of the Company when the only persons nominated for election to the Board of Directors of the Company have been nominated by members of the then existing Board of Directors of the Company, to vote all of its Preferred Shares with respect to the persons so nominated by the Board of Directors of the Company in the same proportion as the votes cast by the Common Stock in such election. The Investor agrees that the Company can include a legend on the Preferred Shares referring to the restrictions set forth in this Section 12 of this Supplemental Agreement.





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     13.  Certain Expenses Paid by the Company.

          In the event that the holders of the Preferred Shares deliver an Acceptance Notice (as defined in Section 4(l) of the Certificate of Designation) pursuant to the provisions of clause (ii) of Section 4(l) of the Certificate of Designation, but the purchase of the Offered Shares (as defined in Section 4(l) of the Certificate of Designation) thereunder is not consummated, the Company shall be required to pay, in addition to amounts required to be paid pursuant to the Offer (as defined in Section 4(l) of the Certificate of Designation), but without duplication the reasonable fees and expenses, not to exceed $50,000, of the holders of the Preferred Shares relating to the finalization and negotiation of definitive documents relating to the Offer.

     14.  Miscellaneous.

          14.1 Remedies. If the Company shall breach its obligations under this Supplemental Agreement, each holder of Preferred Shares will be entitled to exercise all rights provided herein or granted by law (including recovery of damages) or in equity. Additionally, if the Company shall breach its obligations under Section 4, 5, 6 or 7 of this Supplemental Agreement in any material respect, each holder of Preferred Shares will also be entitled, pursuant to Section 9 of the Certificate of Designation, to require the Company to purchase such holder's Preferred Shares at a purchase price payable in cash in an amount equal to 100% of the Liquidation Value (as defined in the Certificate of Designation) thereof, plus accrued and unpaid dividends, if any, to the date of purchase.

          14.2    Assignment and Transfers.         This Supplemental Agreement
shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns to the extent specifically applicable thereto. This Supplemental Agreement is intended for the benefit of holders of the Preferred Shares who are entitled to the benefits hereof as though they were a party hereto.

          14.3 Amendments and Waivers. The provisions of this Supplemental Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Investor, as long as the Investor holds any Preferred Shares, or, if the Investor shall not longer hold any Preferred Shares, the holders of more than 50% of the aggregate outstanding principal amount of the Preferred Shares consent in writing to such amendment, modification, supplement or waiver. Each such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

          14.4 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          14.5 Headings. The headings in this Supplemental Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.





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          14.6    Governing Law; Conflicts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied between residents of that State entering into contracts wholly to be performed in that State. Any conflict between the terms of the Investment Agreement and the terms of this Supplemental Agreement shall be resolved in favor of the terms of this Supplemental Agreement.

          14.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered to said address, (b) in the case of overnight delivery of a notice, the next business day after properly posted with postage prepaid, or (c) in the case of a letter, 3 business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

          If to the Company, then to Prime Residential, Inc., 77 West Wacker Drive, 40th Floor, Chicago, Illinois, Attention: President, or such other address or addresses of which the Investor shall have been given notice, with copies to Kirkland & Ellis, 200 East Randolph Drive, 54th Floor, Chicago, Illinois 60601, Attention: Robert Osborne, P.C., or such other address of which the Investor shall have been given notice.

          If to any holder of Preferred Shares, to it at its address set forth on the books and records of the Company. The failure to deliver a copy of any notice to any party's counsel shall not affect the validity of such notice.

          The failure to deliver a copy of any notice to any party's counsel shallnot affect the validity of such notice.

       14.8 Counterparts. This Supplemental Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.




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          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                AMBASSADOR APARTMENTS, INC.


                                By: /s/ David M. Glickman
                                   ---------------------------------
                                Name:   David M. Glickman
                                Title:  Chairman of the Board


                                FIVE ARROWS REALTY SECURITIES L.L.C.


                                By: /s/ Matthew W. Kaplan
                                   ---------------------------------
                                Name:   Matthew W. Kaplan
                                Title:  Manager







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